150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150049793-30
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/02/2015 10:20 AM
	Entity Number E0337572010-9

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955(6))

1. Name of corporation:

Vapor Hub International Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

WHEREAS; on January 9, 2014, Vapor Hub International Inc., a Nevada corporation (the "Corporation"), did file a Certificate of Designation for a series of preferred stock, par value $0.001 per share, designated as "Series A Preferred Stock" (the "Designation") with the Secretary of State of the State of Nevada.
WHEREAS, The Board desires to withdraw the Designation and permit the unissued Series A Preferred Stock to be restored to the group of undesignated preferred stock of the Corporation.
NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation are hereby authorized and directed to prepare, execute, file and record a certificate with the Secretary of State of the State of Nevada pursuant to NRS 78.1955(6) to withdraw the Designation and to make any other filings as may required or deemed necessary to withdraw the Designation of the Series A Preferred Stock.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X ______________________________
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.